EXHIBIT 5.1

M O R S E ,     Z E L N I C K ,     R O S E    &     L A N D E R

A      L  I  M  I  T  E  D        L  I  A  B  I  L  I  T  Y        P  A  R  T  N  E  R  S  H  I  P

405 PARK AVENUE

NEW YORK, NEW YORK 10022-4405

212 - 838 - 1177

FAX  212 - 838 - 9190

October 4, 2007

Empire Financial Holding Company

2170 West State Road 434, Suite 100

Longwood, Florida 32779.

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Empire Financial Holding Company, a Florida corporation (“Empire”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), to register the offering by Empire of an aggregate of 7,000,000 shares of Common Stock par value $.01 per share (the “Shares”) issuable under Empire’s Amended and Restated 2000 Incentive Compensation Plan (the “2000 Plan”) and Empire’s 2007 Incentive Compensation Plan (the “2007 Plan”) (collectively the 2000 Plan and the 2007 Plan are referred to herein as the “Incentive Plans”).

In this regard, we have reviewed the Empire’s Certificate of Incorporation, as amended, resolutions adopted by Empire’s Board of Directors, the Registration Statement, the exhibits to the Registration Statement, the Incentive Plans, the form of option agreement for the options issuable under the Incentive Plans, and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

Based upon the foregoing, we are of the opinion that the Shares issuable upon grant under the Incentive Plans, and under the Incentive Plans upon exercise of options to be granted under the respective Plans, have been duly and validly authorized for issuance and when issued and delivered as contemplated by the respective Incentive Plans will be legally issued, fully paid and non-assessable under Florida law.

We and our affiliates are the holders of 23,450 Shares.

We hereby consent to the use of this opinion as Exhibit 5.1 to the registration statement. In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Morse, Zelnick, Rose & Lander, LLP

Morse, Zelnick, Rose & Lander, LLP